Exhibit 99.4

TERM SHEET

SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK AND WARRANTS

This Term Sheet summarizes the principal terms of the Series A Preferred Stock financing of the combined company (the “Issuer”) in connection with the proposed business combination (the “Business Combination”) between Columbus Circle Capital Corp II (to be renamed Inflection Point Acquisition Corp. VII (“IPAC”) and Elroy Air, Inc. (the “Target”). No legally binding obligations will be created until formal definitive agreements are executed and delivered by all parties. This Term Sheet is not a commitment to invest. The Series A Preferred Stock will be issued pursuant to a certain certificate of designation of the Issuer governing the rights and preferences of the Series A Preferred Stock (the “Certificate of Designation”).

Security:	12.0% Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”), with a stated value of $12.00 per share (the “Stated Value”)

Pre-money Valuation:	$800 million

Investment Size:	$100 million

Commitment Securities	On the date of Closing (as defined below), the Company shall (x) issue an aggregate of 750,000 shares of common stock to the investor and (y) cause the issuer’s sponsor to assign an aggregate of 501,649 shares of common stock issued or issuable to the sponsor in respect of the founder shares, 448,351 shares of common stock issued or issuable to the sponsor in respect of private placement units and 149,450 private placement warrants issued or issuable to the sponsor in respect of private placement units, to the investor (collectively, the “Commitment Securities”)

Closing:	Substantially concurrent with the closing of the Business Combination (the “Closing”)

Ranking:	The Series A Preferred will, with respect to rights to receive dividends or to participate in distributions of assets or payments upon liquidation, dissolution or winding up, rank senior to all of the common stock and any other class or series of capital stock currently existing or hereafter authorized, classified or reclassified by the Issuer.

Dividends:	Cumulative dividends shall accrue on the Accrued Value (as defined in the Certificate of Designation) of each share of Series A Preferred at a rate per annum of (i) 10.0% if paid in cash (a “Cash Dividend”) or (ii) 12.0% if paid in kind by increasing the Accrued Value (a “PIK Dividend”), at the election of the Issuer. Dividends shall be cumulative and shall accrue daily from and after the Closing and compound semi-annually on each June 1 and December 1 (each, a “Semi-Annual Dividend Date”), whether or not earned or declared, and whether or not there are earnings or profits, surplus or other funds or assets legally available for the payment of dividends. No dividends shall be declared, paid or set aside on any junior securities (other than dividends on common stock payable in common stock) unless the holders of Series A Preferred first or simultaneously receive a dividend at least equal to all accrued and unpaid dividends on the Series A Preferred. For any other dividends or distributions on common stock (other than upon liquidation, dissolution or winding up), the Series A Preferred shall participate with the common stock on an as-converted basis.

Liquidation Preference:	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer, or a Deemed Liquidation Event (as defined below), holders of Series A Preferred shall be entitled to receive, prior to any payment to holders of junior securities, an amount per share equal to 100% of the Accrued Value on each share of Series A Preferred. Thereafter, the Series A Preferred shall participate with the common stock pro rata on an as-converted basis in the distribution of remaining assets.

Voting:	The Series A Preferred shall vote together with the common stock as a single class on all matters submitted to stockholders for a vote, except (i) as required by law and (ii) as provided in “Protective Provisions” below. Each holder of Series A Preferred, together with its Attribution Parties (as defined in the Certificate of Designation), shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred held by such holder, together with its Attribution Parties, are convertible as of the record date for determining stockholders entitled to vote on such matter, subject to the beneficial ownership limitation and subject to adjustment pursuant to the anti-dilution provisions of the Certificate of Designation.

Protective Provisions:	From and after the Closing, for so long as 20% or more of the shares of Series A Preferred issued as of the Closing remain outstanding, the Issuer shall not, without the affirmative vote or action by written consent of holders of a majority of the issued and outstanding shares of Series A Preferred, which majority must include Inflection Point Asset Management LLC or its affiliates (“Inflection Point”) if Inflection Point then holds any shares of Series A Preferred (the “Requisite Holders”), take any of the following actions:

●	liquidate, dissolve or wind-up the affairs of the Issuer;

●	amend, alter or repeal the Issuer’s certificate of incorporation or bylaws, the Certificate of Designation or any similar document of the Issuer in a manner that materially and adversely affects the powers, preferences or rights given to the Series A Preferred;

●	create any equity security, authorize the creation of any equity security, classify any equity security, reclassify any equity security, or issue any other security convertible into or exercisable for any equity security, unless such security ranks junior to the Series A Preferred with respect to its rights, preferences and privileges or increase the number of authorized shares of Series A Preferred;

●	purchase or redeem or pay any cash dividend on any capital stock of the Issuer ranking junior to the Series A Preferred prior to payment of such cash dividend on the preferred stock or purchase or redeem any capital stock of the Issuer ranking junior to the Series A Preferred, other than capital stock repurchased at cost from former employees and consultants in connection with the cessation of their service or pursuant to the terms of any equity incentive plan of the Issuer;

●	enter into any transaction with an affiliate, other than the issuance of equity or awards to eligible participants under the Issuer’s incentive plan, equity plan or equity-based compensation plan, or with respect to employment, consulting or award agreements with respect to executive officers of the Issuer, in each case regardless of whether such person (or such person’s affiliates) would be considered an affiliate of the Issuer; or

●	incur or guarantee any indebtedness other than equipment leases or trade payables incurred in the ordinary course of business; provided, however, that the Series A Preferred shall not be considered indebtedness for purposes of this calculation.

Optional Conversion:

Each share of Series A Preferred shall be convertible at any time at the option of the holder into that number of shares of common stock determined by dividing the then-Accrued Value by the Conversion Price. The initial conversion price is $12.00 per share (“Conversion Price”), subject to adjustments for stock dividends, splits, combinations and similar events, the VWAP reset, and full-ratchet anti-dilution adjustments. Upon any issuance or sale (or deemed issuance or sale) of common stock at a price per share below the then-effective Conversion Price (a “Dilutive Issuance”), the Conversion Price shall be reduced to the price per share at which such common stock was issued or sold. Dilutive Issuance protections are subject to customary exceptions for exempt issuances, including issuances pursuant to equity incentive plans, upon exercise or conversion of securities outstanding at Closing, and in connection with mergers, acquisitions or strategic transactions (subject to certain conditions as set forth in the Certificate of Designation).

If on the twenty-first trading day following the date that is six months after the closing date, the VWAP (the “Measurement Price”) is less than the Conversion Price then in effect, then the Conversion Price then in effect shall be reduced to an amount equal to the greater of (i) the Measurement Price and (ii) $5.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the purchase agreement) (the “Floor Price”).

Put Rights:	Unless prohibited by applicable law governing distributions to stockholders, shares of Series A Preferred shall be redeemable at the option of any holder commencing at any time after the fifth (5th) anniversary of the Closing at a price per share equal to 100% of the Accrued Value (the “Redemption Price”). The Issuer shall provide a redemption notice to the redeeming holder not less than 15 days prior to the redemption date. In the event that any portion of the Redemption Price has not been paid within five (5) Business Days following the redemption date, interest on such unpaid portion shall accrue thereon until such amount is paid in full at a rate equal to the lesser of (i) 24.0% per annum and (ii) the maximum rate permitted under applicable law.

Call Rights:	Unless prohibited by applicable law governing distributions to stockholders, all or a portion of the Series A Preferred shall be redeemable at the option of the Issuer, subject to the conditions that the conversion shares are then (x) freely tradable (either pursuant to Rule 144 or an effective resale registration statement), (y) listed or quoted on a trading market, and (z) the holders are not in possession of material non-public information received from the Issuer, at the following redemption prices:

(A)	prior to the first (1st) anniversary of the Closing, at a price equal to the greater of (i) 150% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into common stock immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Issuer, in cash or shares of common stock or a combination thereof, with the value of such shares of common stock being the closing price of such shares on the applicable date of redemption);

(B)	on or after the first (1st) anniversary of the Closing but prior to the second (2nd) anniversary, at a price equal to the greater of (i) 140% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into common stock immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Issuer, in cash or shares of common stock or a combination thereof, with the value of such shares of common stock being the closing price of such shares on the applicable date of redemption);

(C)	on or after the second (2nd) anniversary of the Closing but prior to the third (3rd) anniversary, at a price equal to the greater of (i) 130% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into common stock immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Issuer, in cash or shares of common stock or a combination thereof, with the value of such shares of common stock being the closing price of such shares on the applicable date of redemption);

(D)	on or after the third (3rd) anniversary of the Closing but prior to the fourth (4th) anniversary, at a price equal to the greater of (i) 120% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into common stock immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Issuer, in cash or shares of common stock or a combination thereof, with the value of such shares of common stock being the closing price of such shares on the applicable date of redemption);

(E)	on or after the fourth (4th) anniversary of the Closing but prior to the fifth (5th) anniversary, at a price equal to the greater of (i) 110% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into common stock immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Issuer, in cash or shares of common stock or a combination thereof, with the value of such shares of common stock being the closing price of such shares on the applicable date of redemption); and

(F)	on or after the fifth (5th) anniversary of the Closing, at a price equal to the greater of (i) 100% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into common stock immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Issuer, in cash or shares of common stock or a combination thereof, with the value of such shares of common stock being the closing price of such shares on the applicable date of redemption).

The Issuer shall provide written notice to each holder not less than 15 days prior to the date of redemption. Each holder shall remain entitled to convert all or a portion of its Series A Preferred at any time during the 15-day notice period through the applicable date of redemption.

Redemption upon Deemed Liquidation Event:	(i) A merger or consolidation in which the Issuer or a subsidiary of the Issuer is a constituent party and the Issuer issues shares of its capital stock pursuant to such merger or consolidation, or (ii) (a) a sale, in a single transaction or series of related transactions, by the Issuer or any subsidiary of all or substantially all the assets of the Issuer and its subsidiaries taken as a whole, or (b) a sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Issuer if substantially all of the assets of the Issuer and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale is to a wholly owned subsidiary of the Issuer, will be treated as a liquidation event (a “Deemed Liquidation Event”), thereby triggering payment of the liquidation preferences described above. If the Issuer does not effect a dissolution within 90 days after a Deemed Liquidation Event, the Requisite Holders may require the Issuer to redeem all outstanding shares of Series A Preferred for their liquidation preference amount from Available Proceeds (as defined in the Certificate of Designation).

A Deemed Liquidation Event shall not include any merger or consolidation involving the Issuer or a subsidiary in which the shares of capital stock of the Issuer outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

Registration:	The common stock underlying the Series A Preferred and the warrants (collectively, the “Underlying Shares”) would be “Registrable Securities” pursuant to the terms of a Registration Rights Agreement to be entered into at Closing among the Issuer, the investor and certain other parties, in form and substance as set forth in the Securities Purchase Agreement (“SPA”).

Covenants:	The definitive agreements will include other standard negative and affirmative covenants for this type of financing.

Warrant Coverage:	Investor shall receive common stock warrants (each a “Warrant”) with a 5-year life and an initial exercise price of $12.00 per share (the shares issuable upon exercise of such Warrants, the “Warrant Shares”), subject to adjustments for stock dividends, splits, combinations and similar events and price-based anti-dilution adjustments (on substantially the same terms as the Series A Preferred. Upon a Fundamental Transaction (as defined in the Warrants), each holder shall have the right to require the Issuer (or any successor entity) to purchase such holder’s Warrant at a price equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrant.

Closing Conditions:	Standard closing conditions for a financing of this type and the delivery of the Commitment Securities.

Amendments:

Subject to the Protective Provisions above, the Certificate of Designation may be amended by the affirmative vote or written consent of the Requisite Holders, voting separately as a single class, together with such other stockholder approval as may be required pursuant to the DGCL and the Issuer’s certificate of incorporation.

The Warrants may be amended by the affirmative vote or written consent of the holders of a majority in interest (based on remaining aggregate Warrant Shares) of the Warrants then outstanding, which majority must include Inflection Point if Inflection Point then holds any Warrants.

No provision of the Certificate of Designation or Warrants shall be amended to the extent any such amendment would disproportionately, materially and adversely modify any rights of any holder as compared to the rights of the other holders or impose any additional financial obligations or liabilities on a holder, unless such holder shall have previously consented in writing to such amendment or voted to approve such amendment at a meeting.

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